Filed Pursuant to Rule 424(b)(3)
Registration No. 333-271472

PROSPECTUS

LOCAL BOUNTI CORPORATION

Up to 69,600,000 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholder (which term as used in this prospectus, includes its respective transferees, pledgees, distributees, donees, and successors–in–interest) named herein (the “Selling Securityholder”) of up to 69,600,000 shares (the “2023 Warrant Shares”) of Local Bounti Corporation (the “Company,” “Local Bounti,” “we,” “us,” and “our”) common stock, par value $0.0001 per share (the “Common Stock”), that are issuable by us upon the exercise of 69,600,000 warrants (the “2023 Warrants”), with an exercise price of $1.00 per share, pursuant to the Common Stock Purchase Warrant (the “Warrant”), dated as of March 28, 2023, by and between Local Bounti and the Selling Securityholder, originally issued in connection with, and as a condition precedent to, the Sixth Amendment to Credit Agreements (the “Sixth Amendment”), dated as of March 28, 2023, by and among Local Bounti Operating Company LLC, the Company, certain subsidiaries of the Company and the Selling Securityholder.

This prospectus provides you with a general description of such securities and the general manner in which the Selling Securityholder may offer or sell their securities. More specific terms of any securities that the Selling Securityholder may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We are registering the securities described above for resale on behalf of the Selling Securityholder pursuant to the Selling Securityholder’s registration rights under the Warrant. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholder will issue, offer or sell, as applicable, any of the securities. The Selling Securityholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the 2023 Warrant Shares, except with respect to amounts received by us upon the exercise of the 2023 Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholder will bear all commissions and discounts, if any, attributable to their sale of the 2023 Warrant Shares. See “Plan of Distribution” beginning on page 7 of this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively. On April 26, 2023, the closing price of our Common Stock was $0.5206 per share and the closing price of our Public Warrants was $0.1083 per warrant.

Investing in our securities involves risks. You should carefully consider the risks described under the section entitled “Risk Factors ” beginning on page  3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholder have authorized anyone to provide you with different information. Neither we nor the Selling Securityholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S–3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by it described in this prospectus. This prospectus also relates to the issuance by us of the 2023 Warrant Shares. We will receive proceeds from any exercise of the 2023 Warrants for cash.

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are registering the securities described above for resale pursuant to the Selling Securityholder’s registration rights under the Warrant. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholder will issue, offer or sell, as applicable, any of the securities. The Selling Securityholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the 2023 Warrant Shares, except with respect to amounts received by us upon the exercise of the 2023 Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholder will bear all commissions and discounts, if any, attributable to their sale of the 2023 Warrant Shares. See “Plan of Distribution” beginning on page 7 of this prospectus.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Local Bounti,” “we,” “us,” “our” and similar terms refer to Local Bounti Corporation and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD–LOOKING STATEMENTS

This prospectus, the information incorporated herein by reference and any accompanying prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “anticipate,” “believe,” “continue,” “estimate,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, statements regarding our ability to raise capital in the future, future financial performance, business strategies including future acquisitions, expansion plans including construction of future CEA facilities, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied in this prospectus or any accompanying prospectus supplement. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements:

•	Local Bounti’s ability to generate revenue;

•	the risk that Local Bounti may never achieve or sustain profitability;

•	the risk that Local Bounti could fail to effectively manage its future growth;

•	the risk that Local Bounti will fail to obtain additional necessary capital when needed on acceptable terms or at all;

•	Local Bounti’s ability to complete the build out of its current or additional facilities in the future;

•	Local Bounti’s reliance on third parties for construction, the risk of delays relating to material delivery and supply chains, and fluctuating material prices;

•	Local Bounti’s ability to scale its operations and decrease its cost of goods sold over time;

•	the potential for damage to or problems with Local Bounti’s CEA facilities;

•	the impact that current or future acquisitions, investments or expansions of scope of existing relationships have on Local Bounti’s business, financial condition and results of operations;

•	unknown liabilities that may be assumed in acquisitions;

•	restrictions and compliance covenants contained in Local Bounti’s debt facility agreements with Cargill Financial Services International, Inc. (“Cargill Financial”);

•	Local Bounti’s ability to attract and retain qualified employees;

•	Local Bounti’s ability to develop and maintain its brand or brands;

•	Local Bounti’s ability to achieve its sustainability goals;

•	Local Bounti’s ability to maintain its company culture or focus on its vision as it grows;

•	Local Bounti’s ability to execute on its growth strategy;

•	the risk of diseases and pests destroying crops;

•	Local Bounti’s ability to compete successfully in the highly competitive natural food market;

•	Local Bounti’s ability to defend itself against intellectual property infringement claims;

•

Local Bounti’s ability to effectively integrate the recently acquired operations of Hollandia Produce Group, Inc., a Delaware corporation, and its subsidiaries (collectively, “Pete’s”) into its existing operations;

•	changes in consumer preferences, perception, and spending habits in the food industry;

•	the risk that seasonality may adversely impact Local Bounti’s results of operations;

•	Local Bounti’s ability to repay, refinance, restructure, or extend its indebtedness as it comes due;

•	Local Bounti’s ability to comply with the continued listing requirements of the New York Stock Exchange (“NYSE”); and

•

the other factors discussed in Item 1A, “Risk Factors” of the Company’s most recent Annual Report on Form 10-K and any updates to those factors set forth in Local Bounti’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

The forward-looking statements contained herein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward- looking statements. These risks and uncertainties include, but are not limited to, the Risk Factors identified in Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements. The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date made. Local Bounti undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including all documents incorporated by reference herein and the information set forth under the heading “Risk Factors.” For more information, see our Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated by reference herein.

The Company

Local Bounti is a controlled environment agriculture (“CEA”) company that produces sustainably grown produce, focused today on living and loose leaf lettuce. Founded in 2018, and headquartered in Hamilton, Montana, Local Bounti utilizes its patent pending Stack & Flow Technology™ to grow healthy food sustainably and affordably. Our proprietary process is a hybrid, utilizing vertical farming in early plant growth, followed by greenhouse farming for final grow out. We designed our Stack & Flow Technology™ to give our products exactly what they need at every step of their growth cycle. Our goal is to grow in an environmentally sustainable manner that not only increases harvest efficiency and enhances unit economics, but also limits water usage and reduces the carbon footprint of the production and distribution process. Controlling the environmental conditions in both the ‘Stack’ and ‘Flow’ components of our growing system helps to ensure healthy, nutritious, consistent, and delicious products that are non-genetically modified organisms (“non-GMO”). We use 90% less water, 90% less land, and significantly less pesticides and herbicides than traditional outdoor agriculture operations.

Our first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020. In 2021, we successfully completed the expansion of our Montana Facility, more than doubling our production capacity. Immediately after expansion, this facility was dedicated equally to commercial production and research and development that focused on new products, technology and system design. Today, the majority of the Montana Facility is dedicated to commercial production, but we continue to utilize dedicated space for research and development to improve our existing and future facilities.

On April 4, 2022, Local Bounti acquired California-based complementary greenhouse farming company Hollandia Produce Group, Inc. and its subsidiaries (the “Pete’s Acquisition”), which operate under the name Pete’s. Through the Pete’s Acquisition, we significantly increased our growing footprint, now operating three additional greenhouse growing facilities, including two in California and one in Georgia, the latter of which became operational in July 2022. We now have distribution to over 10,000 retail locations across 35 U.S. states and Canadian provinces, primarily through direct relationships with blue-chip retail customers, including Albertsons, Sam’s Club, Kroger, Target, Walmart, Whole Foods, and AmazonFresh. Today, our primary products include living butter lettuce—for which we are a leading provider with an approximate 80% share of the CEA market within the Western U.S.—as well as packaged salad and cress.

Corporate Information

Our principal executive offices are located at 400 W. Main St., Hamilton, MT 59840. Our telephone number is (800) 640-4016. Our website address is https://www.localbounti.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Local Bounti, the Local Bounti logo, “Local Bounti®,” “Stack & Flow Technology™,” “Farm of the Future™” and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Local Bounti. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Securityholder of up to 69,600,000 shares of our Common Stock. Local Bounti is not offering any shares for sale under the registration statement of which this prospectus is a part.

Issuer	Local Bounti Corporation

Shares of Common Stock offered by the Selling Securityholder (issuable upon the exercise of warrants held by the Selling Securityholder)	Up to 69,600,000

Shares of Common Stock currently outstanding	105,398,944 (as of April 17, 2023)

Shares of Common Stock outstanding assuming exercise of all 2023 Warrants	174,998,944

2023 Warrants	The exercise price of the 2023 Warrants is $1.00 per share. The 2023 Warrants are exercisable at any time from date of issuance until March 28, 2028, provided that such warrants may not be exercised for Common Stock in excess of 4.99% (or up to 9.99% or 19.99% if elected by the Selling Securityholder, with 61 days’ notice of such increase) of our outstanding Common Stock at any given time after giving effect to the shares of Common Stock issued upon exercise.

Terms of the Offering	The Selling Securityholder will determine when and how it will dispose of the 2023 Warrant Shares registered under this prospectus for resale.

Use of Proceeds	We will not receive any proceeds from the sale of the 2023 Warrant Shares. We will receive up to an aggregate of approximately $69.6 million from the exercise of the 2023 Warrants, assuming the exercise in full of all the 2023 Warrants for cash. We expect to use the net proceeds from the exercise of the 2023 Warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 3 and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE Stock Market Symbols	Our Common Stock and Public Warrants are listed on the New York Stock Exchange under the symbols “LOCL” and “LOCL WS,” respectively.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should read carefully the discussion of risks and uncertainties under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”

USE OF PROCEEDS

All of the securities offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its account. We will not receive any of the proceeds from these sales.

Assuming the cash exercise of all outstanding 2023 Warrants, we will receive an aggregate of approximately $69.6 million. We expect to use the net proceeds from the exercise of the 2023 Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the 2023 Warrants. There is no assurance that the holders of the 2023 Warrants will elect to exercise any or all of their 2023 Warrants for cash or at all. To the extent that any 2023 Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the 2023 Warrants will decrease and we could receive no proceeds from such cashless exercise of all the 2023 Warrants.

The Selling Securityholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SECURITYHOLDER

This prospectus relates to the resale by the Selling Securityholder from time to time of the 2023 Warrant Shares, which were issued in connection with, and as a condition precedent to, the Sixth Amendment. We are registering the 2023 Warrant Shares to satisfy certain registration obligations under the Warrant.

In September 2021, the Company, along with certain subsidiaries of the Company, and Cargill Financial entered into (a) a credit agreement (the “Original Senior Credit Agreement”) for an up to $150.0 million multiple-advance term loan (the “Senior Facility”) and (b) a subordinated credit agreement (the “Original Subordinated Credit Agreement” and, together with the Original Senior Credit Agreement, the “Original Credit Agreements”) for an up to $50.0 million multiple-advance term loan (the “Subordinated Facility” and, together with the Senior Facility, the “Facilities”). In March 2022, August 2022, December 2022, January 2023, March 2023 and March 2023, the Company, along with certain subsidiaries of the Company and Cargill Financial, entered into that certain First Amendment to Credit Agreements and Subordination Agreement, that Second Amendment to Credit Agreements, that Third Amendment to Credit Agreements, that Fourth Amendment to Credit Agreements, that Fifth Amendment to Credit Agreements and that Sixth Amendment to Credit Agreements, respectively, to amend the Original Credit Agreements (as amended, the “Credit Agreements”). Except as set forth in, or incorporated by reference into, this prospectus or in any applicable prospectus supplement, the Selling Securityholder has not otherwise held any position or office with, been employed by, or otherwise had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

The following table sets forth information relating to the Selling Securityholder as of April 17, 2023, based on information supplied to us by the Selling Securityholder on or prior to that date. For purposes of this table, we have assumed that the Selling Securityholder will have sold all of the securities covered by this prospectus upon the completion of the offering.

We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such securities. In particular, the Selling Securityholder may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholder, including regarding the identity of, and the securities held by, such Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholder’s method of distributing these securities.

Beneficial ownership of the Selling Securityholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to, and after, the offering is based on 105,398,944 shares of Common Stock outstanding as of April 17, 2023.

As used in this prospectus, the term “Selling Securityholder” includes the Selling Securityholder listed in the table below and any of its transferees, pledgees, distributees, donees and successors.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Cargill Financial Services International, Inc.(1)	73,738,814	69,600,000	4,138,814	3.9%

(1)

Consists of (i) 70,305,883 shares underlying warrants held by Cargill Financial including 69,600,000 shares underlying the 2023 Warrants and 705,883 shares underlying the warrants to purchase Common Stock pursuant to those certain warrants, dated as of November 19, 2021 between the Company and Cargill Financial, and (ii) 3,432,931 shares held by Cargill, Incorporated, an affiliate of Cargill Financial, including 1,500,000 shares issued in a private investment in public equity financing transaction and 1,932,931 shares issued to Cargill Financial upon closing of the Pete’s Acquisition. Gustavo Espinosa, as North America Lead for Trade and Capital Markets, Cargill, Incorporated, may be deemed to have voting and investment power with respect to the Common Stock owned by Cargill, Incorporated. Mr. Espinosa disclaims any beneficial ownership of the shares held by Cargill, Incorporated or Cargill Financial Services International, Inc.

PLAN OF DISTRIBUTION

The Selling Securityholder may offer and sell, from time to time, the 2023 Warrant Shares. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholder may sell its securities by one or more of, or a combination of, the following methods:

•	through brokers, dealers or agents;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholder;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale, as described below; and

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

The Selling Securityholder may set the price or prices of its securities at:

•	fixed prices;

•	varying prices determined at the time of sale;

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholder. The Selling Securityholder may also sell the securities short and redeliver the securities to close out such short positions.

The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholder may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

The Selling Securityholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Securityholder or borrowed from the Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholder in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholder and any broker-dealers who execute sales for the Selling Securityholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholder and its affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholder or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

We have agreed to indemnify the Selling Securityholder against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the 2023 Warrant Shares offered by them pursuant to this prospectus, and the Selling Securityholder will be entitled to contribution from us with respect to those liabilities. The Selling Securityholder will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from the Selling Securityholder with respect to those. In addition, we or the Selling Securityholder may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities.

DESCRIPTION OF SECURITIES

The description of our securities is incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023.

LEGAL MATTERS

The validity of the securities offered hereby have been passed upon for us by Orrick, Herrington & Sutcliffe LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Local Bounti Corporation as of and for the year ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of WithumSmith+Brown, PC, an independent registered public accounting firm, upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at https://www.localbounti.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus and any prospectus supplement is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and all documents filed after the date of this prospectus with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering covered by this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

•	Our Current Reports on Form 8-K filed on January 6, 2023, March 3, 2023, March 17, 2023 and March 21, 2023; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on February  25, 2021, as updated by the description of our Common Stock included in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 30, 2022, together with any subsequent amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

Requests for such information should be directed to our Corporate Secretary at the address below:

Local Bounti Corporation

400 W. Main St.

Hamilton, MT 59840

Attention: Corporate Secretary

Telephone: (800) 640-4016

Please include your contact information with the request.

LOCAL BOUNTI CORPORATION

Up to 69,600,000 Shares of Common Stock Issuable Upon Exercise of Warrants

PROSPECTUS

May 5, 2023